As filed with the Securities and Exchange Commission on October 26, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Bank of N.T. Butterfield & Son Limited

(Exact name of registrant as specified in its
charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

65 Front Street

Hamilton, HM 12

Bermuda

+1 441 295 1111

(Address of principal executive offices) (Zip Code)

2010 Omnibus Share Incentive Plan

(Full title of the Plan)

C T Corporation System

111 Eighth Avenue

New York, NY 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Shaun Morris

The Bank of N.T. Butterfield & Son Limited

65 Front Street

Hamilton, HM 12, Bermuda

Telephone: +1 441 295 1111

Facsimile: +1 441 295 1220

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Voting Ordinary Shares, par value BM$0.01 per share, to be issued under the 2010 Omnibus Share Incentive Plan	2,774,145	(1)	$25.38	(2)	$70,393,929	(2)	$8,159

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan, which provides for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price represents the average high and low prices for Voting Ordinary Shares on October 25, 2016, which was $25.38.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act, The Bank of N.T. Butterfield & Son Limited (the “Company”) is filing this registration statement to register additional voting ordinary shares, par value BM$0.01 per share (the “Common Shares”), that may be offered pursuant to The Bank of N.T. Butterfield & Son Limited 2010 Omnibus Share Incentive Plan (the “2010 Plan”).

The Company initially registered 4,725,855 shares of its Common Shares issuable under the 2010 Plan pursuant to a Registration Statement on Form S-8 filed September 21, 2016 (File No. 333-213727) (the “Initial S-8”). Subsequently, the Board of Directors of the Company approved an amendment to the 2010 Plan that increased the number of Common Shares available for issuance under the 2010 Plan, and determined it to be in the best interests of the Company to register the offer, issuance and sale of up to an additional 2,774,145 Common Shares.

The contents of the Initial S-8 relating to the 2010 Plan are incorporated by reference into this registration statement, except that provisions in Part II of such earlier registration statement are modified as set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.                                                EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on October 26, 2016.

The Bank of N.T. Butterfield & Son Limited

By:	/s/ Michael Collins
	Name:	Michael Collins
	Title:	Chief Executive Officer

The undersigned directors and executive officers do hereby constitute and appoint each of Michael Collins and Michael Schrum, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our name and behalf in our capacities as directors and executive officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act); and we do hereby ratify and confirm all that such person shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Michael Collins	Chief Executive Officer (Principal Executive	October 26, 2016
Michael Collins	Officer)

/s/ Michael Schrum	Chief Financial Officer (Principal Financial	October 26, 2016
Michael Schrum	Officer)

/s/ Jeffrey Bennett	Chief Accountant (Principal Accounting	October 26, 2016
Jeffrey Bennett	Officer)

/s/ E. Barclay Simmons	Non-Executive Chairman and Director	October 26, 2016
E. Barclay Simmons

/s/ Alastair Barbour	Director	October 26, 2016
Alastair Barbour

/s/ James F. Burr	Director	October 26, 2016
James F. Burr

/s/ Caroline Foulger	Director	October 26, 2016
Caroline Foulger

/s/ Conor O’Dea	Director	October 26, 2016
Conor O’Dea

/s/ Wolfgang Schoellkopf	Director	October 26, 2016
Wolfgang Schoellkopf

/s/ John Wright	Director	October 26, 2016
John Wright

Signatures	Title	Date

/s/ David Zwiener	Director	October 26, 2016
David Zwiener

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States for The Bank of N.T. Butterfield & Son Limited, has signed this Registration Statement and any amendment thereto on October 26, 2016.

By:	/s/ Michael Schrum
	Name:	Michael Schrum
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Conyers Dill & Pearman Limited*

23.1	Consent of PriceWaterhouseCoopers Ltd.*

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

99.1	First Amendment to The Bank of N.T. Butterfield & Son Limited 2010 Omnibus Share Incentive Plan*

*Filed herewith.